                                                                    Exhibit 5(K)

           ADDENDUM NO. 10 TO AMENDED AND RESTATED ADVISORY AGREEMENT
           ----------------------------------------------------------

                  This Addendum, dated as of _______, 1997, is entered into between THE ARCH FUND, INC., a Maryland corporation (the "Fund"), and MISSISSIPPI VALLEY ADVISORS INC., a Missouri corporation ("MVA").

                  WHEREAS, the Fund and MVA have entered into an Amended and Restated Advisory Agreement dated as of April 1, 1991, which was extended to additional investment portfolios of the Fund (pursuant to Section 1(b) of the Agreement) by Addenda dated September 27, 1991, April 1, 1992, April 1, 1993, March 15, 1994, July 10, 1995, September 29, 1995, November 15, 1996, February 14, 1997 and November 21, 1997 (the "Advisory Agreement"), pursuant to which the Fund appointed MVA to act as investment adviser to the Fund for the ARCH Money Market, Treasury Money Market, Growth & Income Equity, Small Cap Equity (formerly Emerging Growth), Government & Corporate Bond, U.S. Government Securities, Balanced, International Equity, Short-Intermediate Municipal, Tax-Exempt Money Market, Missouri Tax-Exempt Bond, Kansas Tax-Exempt Bond, Equity Income, National Municipal Bond, Intermediate Corporate Bond (formerly Short-Intermediate Corporate Bond), Equity Index, Bond Index and Growth Equity Portfolios;

                  WHEREAS, Section 1(b) of the Advisory Agreement provides that in the event the Fund establishes one or more additional investment portfolios with respect to which it desires to retain MVA to act as the investment adviser under the Advisory Agreement, the Fund shall so notify MVA in writing, and if MVA is willing to render such services it shall notify the Fund in writing, and the compensation to be paid to MVA shall be that which is agreed to in writing by the Fund and MVA; and

                  WHEREAS, the Fund has notified MVA that it has established one new portfolio, namely, the ARCH Small Cap Equity Index Portfolio (the "New Portfolio"), and that it desires to retain MVA to act as the investment adviser therefor, and MVA has notified the Fund that it is willing to serve as investment adviser for the New Portfolio;

                  NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1. APPOINTMENT. The Fund hereby appoints MVA to act as investment adviser to the Fund for the New Portfolio for the period and on the terms set forth in the Advisory Agreement. MVA hereby accepts such appointment and agrees to render the services set forth in the Advisory Agreement, for the compensation herein provided.

                  2. COMPENSATION. For the services provided and expenses assumed pursuant to the Advisory Agreement with respect to the New Portfolio, the Fund will pay MVA from the assets belonging to the New Portfolio, and MVA will accept as full compensation therefor a fee, computed daily and payable monthly (in arrears), at the annual rate of .40% of the average daily net assets of the New Portfolio.

                  The fee attributable to the New Portfolio shall be the obligation of the New Portfolio and not of any other Portfolio of the Fund.

         3. CAPITALIZED TERMS. From and after the date hereof, the term "Portfolios" as used in the Advisory Agreement shall be deemed to include the New Portfolio. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Advisory Agreement.

         4. MISCELLANEOUS. Except to the extent supplemented hereby, the Advisory Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as supplemented hereby.

                  IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date and year first above written.


                                                THE ARCH FUND, INC.



                                                By:
                                                   ------------------------
                                                   Jerry V. Woodham
                                                   President



                                                MISSISSIPPI VALLEY ADVISORS INC.



                                                By:
                                                   ------------------------
                                                   John H. Blixen
                                                   President

                                       -2-